UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 13, 2009

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2009, EnteroMedics Inc. (the “Company”) received two additional notices from The Nasdaq Stock Market (“Nasdaq”) advising that for the last 30 consecutive business days, the Company’s listed securities have failed to maintain (i) a minimum Market Value of Publicly Held Shares (“MVPHS”) of $15,000,000 and (ii) a minimum bid price of $1.00 per share required for continued listing on the Nasdaq Global Market. Nasdaq further advised the Company that in accordance with the Nasdaq listing rules, the Company has a grace period of 90 calendar days, or until February 11, 2010, to regain compliance with the minimum MVPHS rule and a grace period of 180 calendar days, or until May 12, 2010, to regain compliance with the minimum bid price rule. Nasdaq will deem the Company to have regained compliance with these rules if at any time during the respective grace periods the Company’s listed securities comply with the rules for a minimum of ten consecutive business days.

As previously reported on a Current Report on Form 8-K filed by the Company on October 23, 2009, the Company received a notice from Nasdaq on October 19, 2009 advising that it had failed to maintain the minimum market value of listed securities required for continued listing on the Nasdaq Global Market and had a grace period until January 19, 2010 to regain compliance.

The Company intends to actively monitor its performance with respect to each of these listing standards and will consider available options to resolve the deficiencies and regain compliance with the Nasdaq rules. In the event that the Company is unable to regain compliance with each of these listing standards prior to the expiration of the respective grace periods, the Company will apply to transfer its common stock to the Nasdaq Capital Market or appeal any delisting notice.

On November 19, 2009, the Company issued a press release announcing the receipt of the Nasdaq deficiency letters. A copy of the please release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: November 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 19, 2009.